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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated and the Biosite Incorporated Amended and Restated Employee Stock Purchase Plan of our report dated January 23, 2004, with respect to the financial statements of Biosite Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      ERNST & YOUNG LLP

San Diego, California
June 22, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM